                                  EXHIBIT 99.2

                AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

                                                                    EXHIBIT 99.2

                                  AMENDMENT TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                         STERLING FINANCIAL CORPORATION,

                      STERLING EFI ACQUISITION CORPORATION,

                                       AND

                             EQUIPMENT FINANCE, INC.


         WHEREAS, Sterling Financial Corporation ("Sterling"), Sterling EFI Acquisition Corporation ("Acquisition Corporation"), and Equipment Finance, Inc. ("EFI") have entered into an Agreement and Plan of Reorganization dated as of November 2, 2001 (the "Agreement");

         WHEREAS, the Parties intend that the terms as contained in this Amendment to the Agreement shall have the same meaning as in the Agreement.

         WHEREAS, the Parties mutually agree to amend and modify the Agreement to clarify the Exchange Ratio in reference to the Stock Consideration and the relative proportions of Cash Consideration, Stock Consideration and Reserve Consideration to be received by the EFI shareholders;

         WHEREAS, the Parties believe that this Amendment is in the best interests of all parties.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sterling, Acquisition Corporation and EFI, intending to be legally bound hereby, agree as follows:

      1. Effective as of the date of this Amendment, Paragraph 2(a) of the Agreement is amended in its entirety to read as follows:

         Merger Consideration. On the Effective Date, each share of the common
         --------------------
         stock of EFI, no par value, ("EFI Common Stock") issued and outstanding immediately prior to the Closing Date (except as provided in paragraph
         (b) of this Section 2, and subject to paragraphs (e) and (f) of this
         Section 2), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive (i) without interest, $12.48 in cash (the "Cash Consideration"), (ii) 0.5674 shares (the "Exchange Ratio") of common stock of Sterling, par value $5.00 per share ("Sterling Common Stock") (the "Stock Consideration") or (iii) a combination of cash and shares of Sterling Common Stock as provided in Sections 2(c)(5)(A), (B) and (C) below. In addition, each EFI shareholder shall receive a pro rata share of the Escrow Reserve Fund, as defined in Section 17 hereof (the "Reserve Consideration"). Subject to paragraph (e) of this Section 2, the Stock Consideration to be issued under this Agreement shall not exceed 954,914 shares of Sterling Common Stock and subject to paragraphs (f) and (i) of this Section 2, the aggregate Cash Consideration shall be approximately $8,000,000. The Cash Consideration, the Stock Consideration and the Reserve Consideration are sometimes referred to herein collectively as the "Merger Consideration".

                                                                    EXHIBIT 99.2

      2. Effective as of the date of this Amendment, Paragraph 2(c)(4) of the Agreement is amended in its entirety to read as follows:

         Notwithstanding any other provision contained in this Section 2 to the contrary (other than Sections 2(e), (f) and (i)), approximately 70% of the Merger Consideration shall be in the form of Stock Consideration, approximately 3.5% of the Merger Consideration shall be in the form of Reserve Consideration and approximately 26.5% of the Merger Consideration shall be in the form of Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by Ernst & Young LLP ("E&Y"), after consultation with KPMG LLP ("KPMG"), Sterling shall increase the number of outstanding EFI shares that will be converted into the Stock Consideration and reduce the number of outstanding EFI shares that will be converted into the right to receive the Cash Consideration.

      3. The Parties further agree that this Amendment is an amendment within the meaning of Section 20 of the Agreement and that this Amendment complies with the terms and provisions thereof.

      4. Any paragraph of the Agreement not altered by this Amendment shall remain in full force and effect.

      IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to the Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed thereon this 13th day of December, 2001.


ATTEST:                             STERLING FINANCIAL
                                    CORPORATION


By:  /s/  Jere L. Obetz             By:       /s/  J. Roger Moyer, Jr.
   --------------------------          -----------------------------------------
                                       J. Roger Moyer, Jr.,
                                       Senior Executive Vice President and
                                       Chief Operating Officer


ATTEST:                             STERLING EFI
                                    ACQUISITION CORPORATION


By:  /s/  Jere L. Obetz             By:       /s/  J. Roger Moyer, Jr.
   --------------------------          -----------------------------------------


ATTEST:                             EQUIPMENT FINANCE, INC.


By:  /s/  Mary C. Musser            By:       /s/  George W. Graner
   --------------------------          -----------------------------------------
                                       George W. Graner, President